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Exhibit 23.5


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of BankAmerica Corporation and NationsBank Corporation dated August 4, 1998 and to the incorporation by reference therein of our report dated January 20, 1998, with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


San Francisco, California
August 4, 1998